Subscription Agreement (We are currently not accepting subscriptions from residents of Pennsylvania or Ohio.)

The undersigned hereby tenders this subscription and applies for the purchase of the dollar amount of shares of common stock (the “Shares”) of Bluerock Enhanced Multifamily Trust, Inc., a Maryland corporation (sometimes referred to herein as the “Company”) set forth below.

1.	Investment (Select only one.)	Amount of Subscription $_________________________

❑	Initial Investment (minimum initial investment of $2500)
(Purchases made by residents of TN must meet their state’s minimum amount of $5000.)

❑	Additional Investment in this Offering (minimum of $100)

❑	Shares are being purchased net of commissions (Purchase through an RIA or by a registered rep. on his/her own behalf.)

2. Type of Ownership (Select only one.)

Non-Custodial Ownership		Custodial Ownership

❑	Individual — One signature required.	❑ Traditional IRA — Owner and custodian signatures
required.
❑	Joint Tenants with Rights of Survivorship — All
	parties must sign.	❑ Roth IRA — Owner and custodian signatures required.

❑	Community Property — All parties must sign.	❑ Simplified Employee Pension/Trust (SEP) — Owner and
custodian signatures required.
❑	Tenants in Common — All parties must sign.
❑ KEOGH — Owner and custodian signatures required.
❑	Uniform Gift to Minors Act — State of ______
	Custodian signature required.	❑ Other — ________________________________ Owner
and custodian signatures required.
❑	Uniform Transfer to Minors Act — State of _____
Custodian signature required.
Custodian Information (To be completed by custodian.)
❑	Qualified Pension or Profit Sharing Plan —
	Include plan documents.	Name of Custodian:

❑	Trust — Include title, signature and “Powers of the	Mailing Address:
Trustees” pages.
City:
❑	Corporation — Include corporate resolution,
	articles of incorporation and bylaws. Authorized	State:	Zip Code:
signature required.
Custodian Tax ID #:
❑	Partnership — Include partnership agreement.
	Authorized signature(s) required.	Custodian Account #:

❑	Other (Specify) — _______________________	Custodian Phone #:
Include title and signature pages.

3. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner (Please print name(s) to whom shares are to be registered.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:
E-mail Address:

Joint Owner/Minor (If applicable.)
First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-1
Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

Subscription Agreement

3. Investor Information (continued)

Trust
Name of Trust:	Tax ID #:	Date of Trust:
Name(s) of Trustee(s):	Name of Beneficial Owner(s):
Beneficial Owner(s) Street Address:	City:	State:	Zip Code:
Social Security #:	Date of Birth:	Occupation:

Corporation/Partnership/Other
Entity Name:	Tax ID #:	Date of Entity Foundation:
Name of Officer(s), General Partner or other Authorized Person(s):
Street Address:	City:	State:	Zip Code:

4. Distributions (Select only one.)

I hereby subscribe for shares of Bluerock Enhanced Multifamily Trust, Inc. and elect the distribution option indicated below:

❑	I choose to participate in the Company’s Distribution Reinvestment Plan.

Each investor that elects to have his or her distributions invested in the Company’s Distribution Reinvestment Plan agrees to notify the Company and the broker dealer named in this Subscription Agreement in writing if any time he or she is unable to make any representations and warranties set forth in the Prospectus, as supplemented, and this Subscription Agreement, including but not limited to the representations and warranties contained in Section 6 below.

❑	I choose to have distributions mailed to me at the address listed in Section 3.
(Not available for IRA accounts without custodian approval.)

❑	I choose to have distributions mailed to me at the following address. _______________________________
(Not available for IRA accounts without custodian approval.)

❑	I choose to have distributions deposited in a checking, savings or brokerage account.
(Not available for IRA accounts without custodian approval.)

I authorize the Company or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Company to cancel it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit.

Name of Financial Institution:	Your Bank’s ABA Routing #:
Your Account #:	Name on Account or FBO:	Account Type: ❑ Checking ❑ Savings ❑ Brokerage
Mailing Address:	City: State: Zip Code:
❑ Attach a pre-printed, voided check.
The deposit services above cannot be established without a pre-printed, voided check. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration.
If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature of Individual/Trustee/Beneficial Owner	Signature of Joint Owner/Co-Trustee	Date

5. Electronic Delivery of Documents (Optional)

❑	In lieu of receiving documents by mail, I authorize the company to make available on its web site at www.BluerockRE.com its quarterly reports, annual reports, proxy statements, Prospectus supplements, or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. (Any investor who elects this option must provide an e-mail address below.)

E-mail Address:

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-2
Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

Subscription Agreement

6. Subscriber Signatures

Please carefully read and separately initial each of the representations below (a-d). In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the fund to accept this subscription, I (we) hereby represent and warrant that:	Owner	Joint Owner

a.	I (we) have received a Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described and agree to the following terms and conditions.
b.	I (we) certify that I (we) have (1) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income, or that I (we) meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” Please check the appropriate box(es) below regarding state suitability requirements.
c.	I am (we are) purchasing Shares for my (our) own account.
d.	I (we) acknowledge that the Shares are not liquid, there is no public market for the Shares, and I (we) may not be able to sell the Shares.
In addition to “b.” above, please check and initial the applicable section.
❑	1.	I am (we are) a resident of California, I (we) certify that I (we) have (1) a net worth of at least $250,000 or (2) a gross annual income of at least $75,000 and a net worth of at least $100,000. I (we) also certify that this investment does not exceed 10% of my (our) net worth.
❑	2.	I am (we are) a resident of Iowa, I (we) certify that I (we) have (1) a net worth of at least $350,000 or (2) a gross annual income of at least $70,000 and a net worth of at least $100,000. I (we) also certify that this investment, combined with any investment in any of the Company’s affiliates, does not exceed 10% of my (our) net worth.
❑	3.	I am (we are) a resident of Missouri, I (we) certify that I (we) have (1) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (2) a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last tax year or estimate that I (we) will have during the current tax year a minimum of $70,000 annual gross income. I (we) also certify that this investment does not exceed 10% of my (our) liquid net worth.
❑	4.	I am (we are) a resident of Kentucky, I (we) certify that this investment does not exceed 10% of my (our) net worth.
❑	5.	I am (we are) a resident of Michigan, I (we) certify that this investment, combined with any investment in any affiliate of the Company, does not exceed 10% of my (our) net worth.
❑	6.	I am (we are) a resident of Oregon, I (we) certify that this investment, combined with any investment in any affiliate of the Company, does not exceed 10% of my (our) liquid net worth. Oregon defines “liquid net worth” as the remaining balance of cash and other assets easily converted to cash after subtracting the investor’s total liabilities from total assets.
❑	7.	I am (we are) a resident of Alabama, I (we) certify that this investment, combined with investments in similar programs, does not exceed 10% of my (our) liquid net worth.
❑	8.	I am (we are) a resident of Kansas, I understand that the Office of the Kansas Securities Commissioner recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation programs. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
❑	9.	I am (we are) a resident of New Jersey or Tennessee, I (we) certify that I (we) have a net worth of at least $500,000 or (2) a gross annual income of at least $100,000 and a net worth of at least $100,000. I (we) also certify that this investment does not exceed 10% of my (our) liquid net worth.

Substitute IRS Form W-9 Certification

I (we) declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by the Company in connection with my investment in the company. Under penalties of perjury, each investor signing below certifies that (1) the number shown in the Investor Social Security Number/Taxpayer Identification Number field in Section 3 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a resident alien). NOTE: You must cross out item(2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-3
Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

Subscription Agreement

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

By signing below, you hereby acknowledge receipt of the Prospectus of the Company dated July 12, 2011 not less than five (5) business days prior to the signing of this Subscription Agreement. You agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. You agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. You understand that you will receive a confirmation of your purchase, subject to acceptance by the Company, within 30 days from the date your subscription is received, and that the sale of Shares pursuant to this subscription agreement will not be effective until at least five business days after the date you have received a final Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri, and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five business days of the date of subscription.

By signing below, you also acknowledge that you have been advised that the assignability and transferability of the Shares is restricted and governed by the terms of the Prospectus; there are risks associated with an investment in the Shares and you should rely only on the information contained in the Prospectus and not on any other information or representations from other sources; and you should not invest in the Shares unless you have an adequate means of providing for your current needs and personal contingencies and have no need for liquidity in this investment.

The Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, the Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. You further agree that the Company may discuss your personal information and your investment in the Shares at any time with your then current financial advisor. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Printed Name – Owner or Authorized Person	Signature – Owner or Authorized Person	Date

Printed Name – Joint Owner or Authorized Person (if applicable)	Signature – Joint Owner or Authorized Person	Date

7. Financial Advisor (Please read and complete the following.)

The undersigned confirm on behalf of the Broker Dealer that they (i) are registered in the state in which the sale of the Shares to the investor executing this Subscription Agreement has been made and that the offering of the Shares is registered for sale in such state; (ii) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) have discussed such investor’s prospective purchase of Shares with such investor; (iv) have advised such investor of all pertinent facts with regard to the fundamental risks of the investment, including the lack of liquidity and marketability of the Shares; (v) have delivered a current Prospectus and related supplements, if any, to such investor; (iv) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vii) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor’s suitability for a period of six years, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto and that such investor has an understanding of the fundamental risks of the investment, the background and qualifications of the persons managing the Company and the tax consequences of purchasing and owning Shares. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he has compiled with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Broker Dealer And Financial Advisor Information
Name of Broker Dealer:
Name of Financial Advisor:	Advisor #:	Branch #:
Advisor Street Address/PO Box:	City:	State:	Zip Code:
E-mail Address:	Telephone #:	Fax #:
Financial Advisor Signature:		Date:
Principal Signature (if applicable):		Date:

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-4
Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)

Subscription Agreement

❑	Registered Investment Advisor (RIA). No Selling Commissions are Paid on These Accounts. Check Only If investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions. All sales must be made through a registered broker-dealer.

8. Automatic Investments

Complete the following information if you wish to authorize additional investments in the Company via automatic debits from your bank account. Each investor who elects to participate in the automatic investment plan agrees that (i) the agreements, representations and warranties made by the investor in this Subscription Agreement apply to all additional investments made under the plan including that the investor meets the suitability standards set forth in the current Prospectus, as supplemented, and this Subscription Agreement, and (ii) if at any time the investor fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the current Prospectus, as supplemented, or in this Subscription Agreement, the investor will promptly notify us in writing of that fact and the investor’s participation in the automatic investment plan will terminate. The investor also acknowledges and understands that the notices set forth in this Subscription Agreement also apply to the additional investments made under the automatic investment plan.

I wish to make an automatic investment ($100 minimum) in the amount of $__________________ monthly (on the last business day of each month).

❑	I authorize payment for automatic investment through direct debits from my checking account. Not available on IRA custodial accounts or other retirement accounts.

Please enclose a voided check for the appropriate account to participate in the automatic investment plan. By enclosing a voided check you authorize the Company to begin making electronic debits from the checking account designated by the enclosed voided check on the last business day of each month. Such deductions and investments will continue until you notify the Company in writing to change or discontinue them. Should your checking account contain insufficient funds to cover the authorized deduction, no deduction or investment will occur. In such event, your bank may charge you a fee for insufficient funds. If the Company does not receive any payment from you for three consecutive months, the Company may notify you in writing of your termination from the automatic investment plan.

9. Investment Instructions

❑	By Mail — Checks should be made payable to “Bluerock Enhanced Multifamily Trust, Inc.” or “BEMTI”.

❑	By Wire Transfer — Forward this Subscription Agreement to the address listed below. Escrow agent wiring instructions:
UMB Bank, N.A.
ABA Routing Number: 101000695
Account Number: 9871737713
Account Name: UMB Bank, N.A., for Bluerock Enhanced Multifamily Trust, Inc.

❑	By Asset Transfer

❑	Custodial Accounts — Forward this Subscription Agreement directly to the custodian.

Form Mailing Address

Regular Mail	Bluerock, c/o DST Systems, Inc.	Overnight Mail	Bluerock, c/o DST Systems, Inc.
	PO Box 219003		430 West 7th Street
	Kansas City, MO 64121-9003		Kansas City, MO 64105

Bluerock Enhanced Multifamily Trust	Bluerock © 2012. All rights reserved. BEMT-SA-02.12 B-5
Securities offered through Bluerock Capital Markets, Member FINRA/SIPC | 11 Fish Cove Road | Meredith, NH 03253 | 877.826.BLUE (2583)